Registration No. 333-________
                                                 Filed May 1, 2000


                      SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                         -------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                         -------------------------



                          PITTSBURGH FINANCIAL CORP.
    ----------------------------------------------------------------------
   (Exact Name of Registrant as specified in its Articles of Incorporation)

       Pennsylvania                              25-1772349
    -----------------------            -------------------------------
   (State of incorporation)           (IRS Employer Identification No.)

                               225 Ross Street
                        Pittsburgh, Pennsylvania 15219
         ----------------------------------------------------------
        (Address of principal executive offices, including zip code)


                            2000 STOCK OPTION PLAN
                            ----------------------
                           (Full Title of the Plan)


                               J. Ardie Dillen
              Chairman, President and Chief Executive Officer
                          Pittsburgh Financial Corp.
                               225 Ross Street
                       Pittsburgh, Pennsylvania 15219
                               (412) 227-1945
           --------------------------------------------------------
          (Name, address, and telephone number of agent for service)

                                 Copies to:

                            Norman B. Antin, Esq.
                            Patricia J. Wohl, Esq.
                   Elias, Matz, Tiernan & Herrick L.L.P.
                            734 15th Street, N.W.
                           Washington, D.C. 20005
                               (202) 347-0300



                              Page 1 of 13 Pages
                   Index to Exhibits is located on page 6.

                       CALCULATION OF REGISTRATION FEE



Title of                         Proposed         Proposed
Securities                       Maximum          Maximum         Amount of
to be           Amount to be     Offering Price   Aggregate       Registration
Registered      Registered(1)    Per Share        Offering Price  Fee

------------------------------------------------------------------------------

Common Stock,     18,000          $9.00(3)         $162,000(3)      $ 42.77
  par value
  $0.01

Common Stock,     70,365          $8.75(4)         $615,694(4)      $ 162.54
  par value       ------                                              ------
   $0.01

    Total         88,365(2)                                         $ 205.31
                  =========                                           ======

------------------------------------------------------------------------------


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Pittsburgh Financial Corp. ("Company" or "Registrant") 2000 Stock Option Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $0.01 par value per share ("Common Stock"), of the Company.

(2) Represents shares currently reserved for issuance pursuant to the Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for the options to purchase 18,000 shares of Common Stock which are outstanding under the Plan as of the date hereof.

(4) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for the 70,365 shares for which stock options have not been granted under the Plan is equal to the average of the high and low prices of the Common Stock of the Company on April 24, 2000 on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market.



                        --------------------------

This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R.
Section 230.462.

                                   PART I

Item 1.      Plan Information*

Item 2.      Registrant Information and Employee Plan Annual Information*


------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.

                                 PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

             (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1999 filed with the Commission on December 29, 1999;

             (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements in the Annual Report referred to in clause (a) above;

             (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (File No. 0-27522) filed with the Commission on January 16, 1996;

             (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

     In accordance with the Pennsylvania Business Corporation Act, Article 9 of the Registrant's Amended and Restated Articles of Incorporation provides as follows:

     Article 9. Indemnification, etc. of Officers, Directors, Employees and Agents.

     A. Personal Liability of Directors and Officers. The personal liability of the directors and officers of the Corporation for monetary damages for conduct in their capacities as such shall be eliminated to the fullest extent permitted by the BCL as it exists on the effective date of these Amended and Restated Articles of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article 9.A, nor the adoption of any provision of these Amended and Restated Articles of Incorporation inconsistent with this Article 9.A, shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification, repeal or adoption.

     B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law.

     C. Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Section B of this Article 9 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

     D. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     E. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 9.

     F. Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 9.

     G. Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 9 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 9, and no amendment or termination of any trust or other fund created pursuant to Section F of this
Article 9, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

     H. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article 9, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

Item 7.   Exemption from Registration Claimed.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.   Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    No.      Exhibit
    ---      -------
    4        Common Stock Certificate*

    5        Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
             as to the legality of the securities

    23.1     Consent of Elias, Matz, Tiernan & Herrick L.L.P.
             (contained in the opinion included as Exhibit 5)

    23.2     Consent of Ernst & Young LLP

    24 Power of attorney for any subsequent amendments is located in the signature pages

    99       2000 Stock Option Plan**


-----------

* Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 33-99658) filed with the Commission on November 21, 1995, as amended.

** Incorporated by reference from the Company's definitive Proxy Statement (Commission File No. 0-27522) filed with the Commission on December 27, 1999.

Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Pennsylvania on April 27, 2000.

                                       PITTSBURGH FINANCIAL CORP.


                                            /s/ J. Ardie Dillen
                                       By:  ----------------------------------
                                            J. Ardie Dillen
                                            Chairman, President and Chief
                                               Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints J. Ardie Dillen his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


                                                                April 27, 2000
/s/ J. Ardie Dillen
-------------------------------------------------
J. Ardie Dillen
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

                                                                April 27, 2000
/s/ Michael J. Kirk
-------------------------------------------------
Michael J. Kirk
Executive Vice President and Chief Financial
Officer
(Principal Financial and Accounting Officer)

                                                                April 27, 2000
/s/ James M. Droney, Jr.
-------------------------------------------------
James M. Droney, Jr.
Director

                                                                April 27, 2000
/s/ Joseph G. Lang
-------------------------------------------------
Joseph G. Lang
Director


                                                                April 27, 2000
/s/ Richard F. Lerach
-------------------------------------------------
Richard F. Lerach
Director

                                                                April 27, 2000
/s/ Gregory G. Maxcy
-------------------------------------------------
Gregory G. Maxcy
Secretary and Director

                                                                April 27, 2000
/s/ Kenneth R. Rieger
-------------------------------------------------
Kenneth R. Rieger
Director

                                                                April 27, 2000
/s/ Stephen Spolar
-------------------------------------------------
Stephen Spolar
Director

                                                                April 27, 2000
/s/ Charles A. Topnick
-------------------------------------------------
Charles A. Topnick
Director



     Pursuant to the requirements of the Securities Act of 1933, the administrators have duly caused this Registration Statement to be signed by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on April 27, 2000.



                                         PITTSBURGH FINANCIAL CORP.
                                         2000 STOCK OPTION PLAN


                                         /s/ Charles A. Topnick
April 27, 2000                           -------------------------------------
                                         Charles A. Topnick
                                         Administrator

                                         /s/ Joseph G. Lang
April 27, 2000                           -------------------------------------
                                         Joseph G. Lang
                                         Administrator



                                         /s/ Kenneth R. Rieger
April 27, 2000                           -------------------------------------
                                         Kenneth R. Rieger
                                         Administrator

                                         /s/ Stephen Spolar
April 27, 2000                           -------------------------------------
                                         Stephen Spolar
                                         Administrator